Exhibit 4.6

NUMBER | **SHARES**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ______________ , 2008 (THE PROSPECTUS) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

CAPITALSOUTH BANCORP

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

Subscription Price $ ______________ per Full Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME (AS DEFINED IN THE PROSPECTUS)

THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase ______________________________ shares of common stock, $1.00 par value per share, of CapitalSouth Bancorp, a Delaware corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in this mailing. The non-transferable Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and its Corporate Seal to be hereunto affixed.

CAPITALSOUTH BANCORP. CORPORATE SEAL 1990 DELAWARE *

DATED:

CORPORATE SECRETARY

CHAIRMAN AND CEO

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

By Mail: Registrar and Transfer Company P.O. BOX 645 Cranford, NJ 07016-0645 Attn: Reorg/Exchange Department	By Hand or Overnight Carrier: Registrar and Transfer Company 11 Commerce Drive Cranford, NJ 07016 Attn: Reorg/Exchange Department

Delivery to an address other than the address listed above will not constitute valid delivery.
Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

Basic Subscription Right

I exercise rights	×	[ ]	=
(no. of your rights)		(ratio)		(total no. of your new shares)

Therefore, I apply for	×	$ [ ]	=	$
(no. of your new shares)		(subscription price)		(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege.

Accordingly, my maximum Over-Subscription Privilege is:

[ ]	-		=	shares
(total no. of shares offered in the rights offering)		(total no. of your new shares)		(your maximum over-subscription shares)

Therefore, I apply for:

	×	$ [ ]	=	$	Total Payment Required
(no. of your over-subscription shares subscribed for)		(subscription price)		(additional amount enclosed)	$

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus, which is incorporated herein by reference.

☐	Certified check drawn on a U.S. bank, or postal telegraphic or express money order payable to Registrar and Transfer Company, as Subscription Agent.

☐	Wire transfer of immediately available funds directly to the escrow account maintained by Registrar and Transfer Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, CapitalSouth Bancorp may exercise its legal remedies against me.

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURES(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guarantor(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s)	Capacity (Full Title)

Taxpayer ID # or Social Security #

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW:

ISSUE COMMON STOCK TO:

(Please Print Name)	(Print Full Address)

(Social Security # or Tax ID #)

(b)To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions). DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW:

(Please Print Name)	(Print Full Address)

(Social Security # or Tax ID #)

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17 Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature (Name of Bank or Firm)	By: (Signature of Officer)